                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement

                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [ ] Definitive Additional Materials

        [ ] Soliciting Material Under Rule 14a-12

                             PROCOM TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(i) and 0-11.

       (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

              (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

                               (5) Total fee paid:

    ------------------------------------------------------------------------

               [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           (1) Amount previously paid:

    ------------------------------------------------------------------------

                (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------

                                (3) Filing Party:

    ------------------------------------------------------------------------

                                 (4) Date Filed:

    ------------------------------------------------------------------------

                             PROCOM TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD FEBRUARY 5, 2002


To The Shareholders:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PROCOM TECHNOLOGY, INC. (the "Company"), a California corporation, will be held on Tuesday, February 5, 2002 at 10:00 a.m., local time, at the Company's offices at 58 Discovery, Irvine, California 92618 for the following purposes:

        1. To elect directors to serve for the ensuing year or until their successors are elected.

        2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending July 31, 2002.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on December 14, 2001, are entitled to notice of and to vote at the Annual Meeting, and at any adjournments or postponements thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Frank Alaghband
                                          Secretary

Irvine, California
December 28, 2001

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             PROCOM TECHNOLOGY, INC.
                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of PROCOM TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, February 5, 2002, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). The Annual Meeting will be held at the principal executive offices of the Company, 58 Discovery, Irvine, California 92618. The telephone number of the Company's principal executive offices is (949) 852-1000.

        These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended July 31, 2001, including financial statements, were first mailed on or about December 28, 2001 to all shareholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP


        Only shareholders of record at the close of business on December 14, 2001 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 15,998,064 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

        In the election of directors, a shareholder shall not be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder's shares) unless the candidate's or candidates' names have been placed in nomination prior to the commencement of the voting, and a shareholder has given notice at the meeting of such shareholder's intention to cumulate votes. If any shareholder timely gives such a notice, each shareholder will be entitled to cast in the election of directors such number of votes as is equal to the number of shares held multiplied by the number of directors to be elected. Such votes may then be cast for a single candidate or may be distributed among two or more candidates as may be determined by the shareholder.

        The accompanying proxy card grants the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally "FOR" each of the seven candidates for director. However, if sufficient numbers of Company shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, shareholders holding a majority of the Common Stock will be able to elect all of the directors, and the other shareholders will be unable to elect any director or directors. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

        Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by the proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

        The election inspector will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee or broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee or broker does not have the discretionary voting power with respect to that item, and has not received voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

        The cost of soliciting votes will be borne by the Company. The Company has not retained any firm to solicit votes or proxy votes. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or other means.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 14, 2001 by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and
(iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                              AMOUNT AND
                                                               NATURE OF
                                                              BENEFICIAL     PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              OWNERSHIP        CLASS
          ---------------------------------------             -----------    -----------
Alex Razmjoo(2)(3)..........................................   1,530,000         9.6%
Frank Alaghband(2)(3).......................................   1,524,504         9.5%
Alex Aydin(2)(3)(4).........................................   1,398,980         8.7%
Nick Shahrestany(2)(3)......................................   1,432,005         8.9%
Frederick Judd(4)(5)........................................      61,989           *

Dom Genovese(2)(6)..........................................      18,000           *
David Blake(2)(6)...........................................      17,000           *
Kevin Michaels(2)...........................................           -           *
All directors and executive officers as a group (8
  persons)(3)(4)(5)(6)......................................   5,968,543        37.2%

---------------
 * Less than one percent.

(1) The address of each of the directors and officers is 58 Discovery, Irvine, California 92618.

(2) A director of the Company.

(3) Includes 15,000 shares of Common Stock which may be acquired within 60 days after December 14, 2001 through the exercise of stock options.

(4) Includes 13,935 shares currently owned by Mr. Aydin subject to an option granted to Mr. Judd by Mr. Aydin, which option is presently exercisable in full, and 13,910 and 3,500 shares owned by the children of Mr. Aydin and Mr. Judd, respectively, which ownership is attributed to Mr. Aydin or Mr. Judd, and which ownership Mr. Aydin and Mr. Judd have disclaimed.

(5) Includes 33,839 shares of Common Stock which may be acquired within 60 days after December 14, 2001 through the exercise of stock options (other than the options referred to in Paragraph 4 above).

(6) Includes 18,000 shares of Common Stock (17,000 in the case of Mr. Blake) which may be acquired within 60 days after December 14, 2001 through the exercise of stock options.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's 2002 Annual Meeting (to be held in 2003) must be sent to the Secretary of the Company at the Company's principal executive offices at the address stated under "General" above. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement is September 30, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

        A board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently directors of the Company. If voting is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority (unless such authority is withheld) to cumulate votes among the nominees in such proportion as they see fit. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors (the "Board") to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting, if applicable, see "Voting and Solicitation" above) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

        If a quorum is present and voting, the seven nominees receiving the highest number of affirmative votes cast will be elected to the Board of Directors. Votes withheld from all directors are counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under California law. See "Voting and Solicitation" above.

NOMINEES

        The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                                       DIRECTOR
           NAME                 AGE     SINCE                 POSITION
           ----                 ---    --------               --------
Alex Razmjoo..................  39      1987       Chairman of the Board, President and
                                                    Chief Executive Officer
Frank Alaghband...............  38      1987       Executive Vice President, Engineering
                                                    and Operations, and Director

Alex Aydin....................  39      1987       Executive Vice President and Director
Nick Shahrestany..............  38      1987       Executive Vice President and Director
Dom Genovese(1)...............  59      1997       Director
David Blake(1)................  61      1997       Director
Kevin Michaels(1).............. 43      2001       Director


---------------
(1) Member of the Audit Committee and Member of the Compensation Committee.

        All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are appointed annually, subject to the terms of their employment agreements. There are no family relationships between the executive officers or directors of the Company.

        Mr. Razmjoo is one of the Company founders and has served as its Chairman of the Board, President and Chief Executive Officer since 1987. From 1984 to 1987, Mr. Razmjoo served as Director of Engineering of CMS Enhancements, Inc. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

        Mr. Alaghband is one of the Company founders and has served as its Executive Vice President, Operations and as a director since 1987. From 1984 to 1987, Mr. Alaghband served as a Systems Engineer in the Computer Systems Division of McDonnell-Douglas Corporation. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

        Mr. Aydin is one of the Company founders and has served as its Executive Vice President and as a director from 1987. From December 1984 to August 1987, Mr. Aydin served as a Product Development Engineer for Toshiba America, Inc. He received dual B.S. degrees in Electrical Engineering and Biological Sciences in 1984 from the University of California, Irvine and a M.S. degree in Biomedical Engineering in 1985 from California State University, Long Beach.

        Mr. Shahrestany is one of the Company founders and has served as its Executive Vice President and as a director from 1987. From 1985 to 1987, Mr. Shahrestany served as Regional Sales Manager of CMS Enhancements, Inc. He received a B.S. degree in Biological Sciences with a minor in Electrical Engineering in 1984 from the University of California, Irvine.

        Mr. Genovese became a Director of the Company in August 1997. Mr. Genovese has served as Vice President Sales for Sync Research, Inc., a branch office networking solution provider, from April 1996 to October 1997. Prior to that, he served as Regional Sales Manager at Cisco Systems, Inc., a worldwide manufacturer of computer communication devices, from January 1992 to April 1996. Mr. Genovese received a B.S. degree in electrical engineering from the University of Maryland. Mr. Genovese is a member of the Audit and Compensation Committees of the Board of Directors.

        Mr. Blake became a Director of the Company in October 1997. Mr. Blake has served as the Dean of the Graduate School of Management at the University of California, Irvine since October 1997. Prior to that date, Mr. Blake served as the Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1990 to 1996, serving as the President of the American Assembly of Collegiate Schools of Business in 1996. Mr. Blake received an A.B. in History from Dartmouth College, an MBA from the University of Pittsburgh, and a Ph.D. in political science and international politics from Rutgers University. Mr. Blake serves on the Audit and Compensation Committees of the Board of Directors.

        Mr. Michaels has been a director since June, 2001. Mr. Michaels serves as Senior Vice President, Finance, Chief Financial Officer and Secretary for Powerwave Technologies, Inc. (PWAV), a manufacturer of key components of wireless communications networks. He joined Powerwave in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996, and named Senior Vice President, Finance in February 2000. Prior to joining Powerwave, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995 Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer. Mr. Michaels received a B.A. degree in Business Economics from UCLA and an MBA from the University of Southern California. Mr. Michaels serves on the Audit and Compensation Committees of the Board of Directors.

        Other Officers and Key Employees

        Mr. Jack Bonne, 58, serves as the Company's Vice President Worldwide Sales and Technical Support. He has previously served as Senior Vice President, Division General Manager and Board Member of Sharp Microelectronics; Chief Executive Officer, President and Board Member of Sanyo Icon, a storage company acquired by EMC; Senior VP of Worldwide Sales Marketing and Field Service at McDonnell Douglas' Computer System Division and Manager of Corporate Computer sales at Xerox's Computer System Division. Mr. Bonne received an MBA from the University of Chicago, Graduate School of Business and a B.S. in Mathematics and Physics from Northern Illinois University.

        Mr. Parsa Rohani, 37, serves as the Company's Vice President, Marketing and Strategic Planning. Prior to joining Procom, he served in various sales, engineering and marketing management positions at Microsoft Corporation. In his last position with Microsoft as an Architectural Consultant, Mr. Rohani worked closely with key Microsoft executives and customers to drive the adoption and implementation of Microsoft's strategic products and services. Prior to joining Microsoft, he served as a Senior Software Engineer for Hughes Aircraft. Mr. Rohani has a B.S. degree in Electrical Engineering from the University of Southern California.

        Mr. Bob Rankin, 49, joined the Company in November 2001 as the Chief Financial Officer. From 2000 to 2001, Mr. Rankin served as Chief Financial Officer of MyWebcast.net, Inc. and was one of the founders. From 1999 to 2000, Mr. Rankin served as Chief Financial Officer for webcasts.com until webcasts.com was sold to iBEAM Broadcasting

Corporation. From 1992 until 1998, Mr. Rankin served as Chief Financial Officer of DeCrane Aircraft Holdings, Inc. From 1977 until 1992, Mr. Rankin served in various financial management positions for BFGoodrich Corporation and Coltec Industries. Mr. Rankin received an MS degree in Industrial Administration and a BS degree in Mechanical Engineering from Carnegie-Mellon University.

        The Board met nine times during the year ended July 31, 2001. Each of the Directors except Mr. Michaels attended all of the Board meetings. Mr. Michaels attended all of the meetings following his appointment as a member of the Board of Directors. Where appropriate, the Board has taken action by written consent.

BOARD COMMITTEES

        The Board of Directors formed a Compensation Committee and an Audit Committee in October 1996. There is no Nominating Committee. Mr. Genovese is the Chairman of the Compensation Committee, and Mr. Blake is the Chairman of the Audit Committee.

        Audit Committee. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for overseeing internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) reviews prior to publication the Company's annual financial statements with management and the Company's independent accountants, (ii) reviews with the Company's independent accountants the scope, procedures and timing of the annual audits,
(iii) reviews the Company's accounting and financial reporting principles and practices; (iv) reviews the adequacy and effectiveness of the Company's internal accounting controls; (v) reviews the scope of other auditing services to be performed by the independent accountants, (vi) reviews the independence and effectiveness of the Company's independent accountants, and their significant relationships with the Company, (vii) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee, (viii) reviews the adequacy of the Company's accounting and financial personnel resources; (ix) reviews the Audit Committee Charter on an annual basis, (x) reviews, or designates the Chairman of the Committee, to review with management and the independent accountants the results of any significant matters identified as a result of the accountants' review procedures prior to filing any Form 10-Q, and (x) reviews any other matters relative to the audit of the Company's accounts and the preparation of its financial statements that the Committee deems appropriate. During the year ended July 31, 2000, the Audit Committee adopted, and the Board accepted, an Audit Committee Charter which sets forth the duties and responsibilities of the Audit Committee, a copy of which is attached as Exhibit A to the proxy statement filed for that year with the Securities and Exchange Commission. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's 1999 Employee Stock Purchase Plan.

        During the fiscal year ended July 31, 2001, there were four meetings of the Audit Committee, while the Compensation Committee met in conjunction with a meeting of the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are not compensated as employees of or consultants to the Company receive a $6,000 annual retainer fee, a fee of $2,000 per Board meeting attended, an annual fee of $500 for service on any committee and reimbursement of expenses incurred in attending Board meetings. In addition, Board members are granted options under the 1995 Plan to purchase 9,000 shares upon their initial election to the Board. Such options are granted at the fair market value of the stock on the date of grant, and vest over a four year period. In September 1997 and November 1997, Messrs. Genovese and Blake were each granted stock options under the 1995 Stock Option Plan to purchase 9,000 shares of the Company's Common Stock with an exercise price equal to $12.625 and $17.50 per share, respectively, the market price of the Company's Common Stock on the date such options were granted. In August 1999, Messrs. Genovese and Blake were granted options to purchase an additional 9,000 shares at an exercise price of $5.94 per share. In April 2001, Messrs. Genovese and Blake were granted options to purchase 9,000 shares at an exercise price of $6.48 per share, and in September 2001, Mr. Michaels was granted options to purchase 9,000 shares at $2.97 per share. In March 1999, Mr. Blake exercised an option to purchase 1,000 shares.

        During the year ended July 31, 1998, the exercise price of the options granted to the directors in fiscal 1998 was reduced to $8.50 per share, the fair market value of the stock on the date of the repricing. In September 1998, the exercise price of those options was further reduced to $4.50 per share. Messrs. Genovese and Blake did not participate in the decision to reprice their options.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duties as directors to the fullest extent permitted by the California Corporations Code. The Company's Bylaws provide that the Company must indemnify its directors and officers to the fullest extent permitted by the California Corporations Code. The Company also has entered into indemnification agreements with its executive officers and directors and maintains officer and director liability insurance with respect to certain liabilities.

EXECUTIVE COMPENSATION

        The following table shows the compensation earned in fiscal 2001, 2000 and 1999 by the Company's chief executive officer and the next four most highly paid executive officers during fiscal 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                              -----------------------------------  -------------------------
                                                                    OTHER ANNUAL   SECURITIES    ALL OTHER
                                                                    COMPENSATION   UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)      ($)(2)
----------------------------------     ----   ---------   --------  -------------  -----------  ------------
Alex Razmjoo......................     2001   $215,769         --      $17,648            --       $10,086
  Chairman, President and CEO          2000    225,000         --       16,151        30,000         9,840
                                       1999    225,000         --       16,515            --        10,057

Frank Alaghband...................     2001    215,769         --        6,000            --        10,086
  EVP -- Operations                    2000    225,000         --        5,987        30,000         9,840
                                       1999    225,000         --        6,065            --        10,057

Alex Aydin........................     2001    215,769         --       17,516            --        10,086
  Executive Vice President             2000    225,000         --        5,025        30,000        11,148
                                       1999    225,000         --       17,522            --        10,057

Nick Shahrestany..................     2001    215,769         --       13,157            --        10,086
  Executive Vice President             2000    225,000         --       17,259        30,000        10,530
                                       1999    225,000         --       21,247            --        10,747

Frederick Judd(3). ..............      2001     96,974     27,615        3,546            --        22,708
  VP -- Finance & General Counsel      2000    110,000     31,462        2,579         8,374         1,623
                                       1999    110,000     32,432           --         8,720         1,839

---------------
(1) Reimbursement of various personal automobile and other expenses included in the executive officer's taxable income.

(2) Represents life insurance premiums paid by the Company for Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, and matching contributions made by the Company to the executive's 401(k) plan pursuant to the terms of the Company's 401(k) plan, and in the case of Mr. Judd, a total of $22,708 paid after his resignation as the Company's Vice President Finance through July 31, 2001.

(3) Mr. Judd resigned as the Company's Vice President Finance in April 2001. Under an agreement reached with the Company at the time of his resignation, Mr. Judd will receive a portion of his salary through November 2001, and has agreed to provide a minimum level of various legal and/or accounting services for the Company.

STOCK OPTION INFORMATION

  Option/SAR Grants in Last Fiscal Year.

     During the year ended July 31, 2001, the Company made no grants of stock options to any executive officer named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized on each exercise of stock options during the fiscal year ended July 31, 2001 and the fiscal year end number and value of exercisable and unexercisable options:

 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2001 AND FISCAL 2001 YEAR-END VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY-OPTIONS AT
                                  SHARES                    OPTIONS AT 7/31/01(#)             7/31/01($)(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Alex Razmjoo(1)...............      --        $    --          --          30,000       $     --      $       --
Frank Alaghband(1)............      --        $    --          --          30,000       $     --      $       --
Nick Shahrestany(1)...........      --        $    --          --          30,000       $     --      $       --
Alex Aydin(1).................      --        $    --          --          30,000       $     --      $       --
Frederick Judd(1)(2)...........     --        $    --      33,839          22,805       $ 140,646     $  207,648

---------------
(1) The amounts set forth represent the difference between the closing price of $8.40 per share as of July 31, 2001 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

(2) In November 1993, Mr. Judd was granted an option to purchase 90,000 shares of common stock at $.35 per share by Mr. Aydin. This table does not include the value of shares underlying Mr. Judd's fully vested option to purchase the remaining 13,935 shares at $.35 per share from Mr. Aydin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board consists of Messrs. Genovese, Blake and Michaels. No member of the Compensation Committee or executive officer of the Company has a relationship that constitutes an interlocking relationship with executive officers or directors of another entity. The Compensation Committee reviewed the compensation of the executives, and while a performance bonus had been paid in past years, each of the executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 2001. The following report was completed by the Board of Directors.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended July 31, 2001, which include the consolidated balance sheets of the Company as of July 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

        The audit committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with KPMG LLP their independence from the Company.

CONCLUSION

        Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

                                            SUBMITTED BY THE AUDIT COMMITTEE OF
                                            THE BOARD OF DIRECTORS

                                            David Blake
                                            Dom Genovese
                                            Kevin Michaels

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

        The overall policy of the Board of Directors, and the Compensation Committee, is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. Accordingly, the compensation package for each executive officer is composed of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

        The principal components of executive officer compensation are generally as follows:

                Base Salary. With respect to Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements and Change in Control Agreements". Subsequent to year end, the Board of Directors directed the Compensation Committee to review the annual base salary of the four executive officers, and recommend a change, if appropriate, as the base salary has not been adjusted in more than three years. For approximately three months during the year ended July 31, 2001, the four executive officers voluntarily reduced their compensation from a base salary of $ 225,000 to $185,000. With respect to other officers and key employees who do not have employment agreements with the Company, salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

                Annual Performance Bonus. Annual bonuses are payable to the Company's executive officers in accordance with the terms of their respective employment agreements. Under the terms of such agreement, payment of the bonuses is within the discretion of the Compensation Committee and the Board of Directors, and takes into account the Company's financial performance and attainment of various goals. While a performance bonus had been paid in some past years, each of the four executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 2001. With respect to other officers and key employees who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

                Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Option Plan. The Board believes that each of Messrs. Razmjoo, Shahrestany, Alaghband and Aydin currently have interests closely aligned with shareholders due to the substantial portion of their individual net worth represented by their significant ownership of shares of the Company. In September 1999, the Compensation Committee determined that it would be appropriate to grant options to the four executive officers in order to properly incentivize them and reward them for future performance. Each of the four were granted options to purchase 30,000 shares under the Company's 1995 Stock Option Plan. Awards under the 1995 Plan are designed to further align the interests of each executive officer with those of the shareholders. It is the Board's intent to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

        Stock Option Repricing

        No previously granted options to purchase the common stock of the Company granted to executive officers or directors were repriced during the year ended July 31, 2001.

COMPENSATION OF THE CHAIRMAN AND PRESIDENT

        For fiscal 2001, Mr. Razmjoo was paid a base salary at the rate of approximately $225,000 per year pursuant to his existing employment agreement. For three months in fiscal 2001, Mr. Razmjoo voluntarily reduced his base salary to $185,000. In fiscal 2001, Mr. Razmjoo declined to accept a bonus based on the results of the Company's operations in fiscal 2001. Accordingly, the Compensation Committee did not recommend, and the Company will not pay, a performance bonus to Mr. Razmjoo or any of the Company's executive officers for fiscal 2001.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the United States Treasury Department, certain limited exemptions to Section 162(m)
apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

September 1, 2001                           THE COMPENSATION COMMITTEE OF THE
                                            BOARD OF DIRECTORS

                                            Dom Genovese
                                            David Blake
                                            Kevin Michaels

     THIS REPORT AND THE PERFORMANCE GRAPH BELOW WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Technology Index for the various periods commencing on July 31, 1997 to July 31, 2001.

                              [PERFORMANCE GRAPH]


-------------------------------------------------------------------------------------
                             July 31,    July 31,    July 31,    July 31,    July 31,
                               1997        1998        1999        2000        2001
-------------------------------------------------------------------------------------
 Procom                        100          49          74         409          79
 H&Q Technology                100         108         174         288         143
 S&P 500 Index                 100         117         139         150         127
-------------------------------------------------------------------------------------

        The graph assumes that $100 was invested on July 31, 1997 in the Company's Common Stock and in the S&P 500 and the Hambrecht & Quist Technology Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock and the Company does not anticipate that any such dividends will be declared or paid in the foreseeable future. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        The Company has employment agreements with Messrs. Razmjoo, Alaghband, Aydin and Shahrestany. Each employment agreement has a three-year term with an automatic renewal provision which provides that the agreement will perpetually maintain a three-year term unless terminated. Pursuant to the agreements, each officer receives an annual salary of not less than $225,000, which may at the discretion of the Board be increased in light of performance, inflation or other factors. Each officer is also entitled to receive an annual bonus based on the Company's performance, awarded at the discretion of the Board based upon the attainment of mutually agreed upon performance goals. Performance goals of the Company for purposes of calculating bonus payments are not specified in the employment agreements but rather are determined on a yearly basis by mutual agreement between the Board and the officer. For three months during the year ended July 31, 2001, each of the four executive officers voluntarily reduced their annual salary from $225,000 to $185,000. Based on the performance of the Company in fiscal 2001, each of the officers declined to accept, and the Compensation Committee declined to award, any bonus for the fiscal year ended July 31, 2001. In addition, each officer is entitled to receive a monthly automobile allowance of $750 and reimbursement of business expenses. The Company is required to maintain a life insurance policy of $1 million for the benefit of each officer, and each officer is entitled to participate in the other benefit programs of the Company available to its executive officers. Each officer is entitled to an annual tax preparation allowance of $1,000. If the Company terminates an officer's employment without Cause (as defined in the employment agreement) or the officer terminates his employment for Good Reason (as defined in the employment agreement), the Company is obligated to provide certain benefits to the terminated officer, including paying the officer 35 months base salary, subject to Internal Revenue Code restrictions, a pro rata bonus for the year of termination, and the continuation for up to two years of all Company-provided life insurance and medical benefits.

        The Company's stock option plan provides for acceleration of the vesting of awards granted thereunder upon the occurrence of certain events. Under the 1995 Plan, in the event of a merger or consolidation in which the company is not the surviving corporation, or the approval by the shareholders of a sale of all or substantially all of the Company's assets, or a change in control of the Company, unless the Board decides prior to such an event that no acceleration of vesting of options shall occur, all outstanding options shall become immediately exercisable.

EMPLOYEE BENEFIT PLANS

        The Company maintains a stock option plan for its executive officers and many of its key employees, an Employee Stock Purchase Plan and in addition, a "401(k)" savings and investment plan in which all eligible employees may participate. The Stock Option Plan, 401(k) Plan and the Employee Stock Purchase Plan are described below.

        THE 1995 STOCK OPTION PLAN

        In 1995, the Company established a stock option plan (the "Plan") for its executive officers, members of the Board of Directors and many of its key employees and consultants. The Plan is administered by the Compensation Committee and the Board of Directors. Options may be granted to executive officers and employees at the fair market value of the underlying stock on the date of grant. The options remain outstanding until they are exercised or expire. Generally, the options vest over a four-year period and remain outstanding for 10 years from the date of grant, or upon termination of employment, until 30 or 90 days after termination of employment. During the year ended July 31, 2001, no grants of options were made to any of the five executive officers set forth in the "Summary Compensation Table" above. As more fully described above in "Employment Agreements and Change in Control Arrangements," the Plan provides for acceleration of vesting of awards granted thereunder upon the occurrence of certain events.

        401(k) PLAN

        Effective August 1992, the Company adopted a tax deferred savings plan (the "401(k) Plan") that covers all full-time employees over the age of 21 with more than one year of service. An employee may contribute to the 401(k) Plan from 1% to 15% of his or her pretax compensation not to exceed in any given year the maximum amount allowable under Internal Revenue Service regulations. At the discretion of the Board, the Company may elect to match up to 100% of an employee's contributions to the 401(k) Plan. The Company is not obligated to make matching contributions, but has done so in the past on a discretionary basis. The rates of pre-tax contributions may be reduced with respect to highly compensated employees, as defined in the Code, so that the 401(k) Plan will comply with Section 401(k) of the Code. Pre-tax contributions are allocated to each employee's individual account, which is invested in selected investment alternatives according to the direction of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times, while employer contributions to an employee's account vest over a five-year period. An employee may also borrow from his or her account. All vested benefits are generally distributed to employees upon termination of employment. During the year ended July 31, 2001, pursuant to the terms of the 401(k) Plan, the Company made matching contributions totaling approximately $12,640 to the accounts of the five executive officers set forth in the "Summary Compensation Table" above.

        THE 1999 EMPLOYEE STOCK PURCHASE PLAN

        In fiscal 1999, the Company established the 1999 Employee Stock Purchase Plan (the "Plan") and reserved 250,000 shares for issuance thereunder. Shareholders approved the establishment of the Plan, and the reservation of shares at the Company's January 1999 Annual Meeting of Shareholders. Under the Plan, employees may elect to have up to 10% of their after-tax wages or salaries deducted from each check, and then use such amounts to purchase the common stock of the Company at a discounted price. The price is 85% of the lower of the closing stock price on July 31 or December 31. Employees may enter the Plan only on defined entrance dates, but may withdraw from the Plan at any time during the applicable period, and receive a full refund of any amounts withheld, without interest. If employees do not withdraw, the total amount they have had deducted from their wages or salaries is accumulated once every six months, and then a certificate representing the applicable number of shares at the applicable purchase price is forwarded to the employee. During fiscal 2001, approximately 25,000 shares of stock were issued to approximately 60 employees under the Plan. Employees are provided with a summary of the rules of the Plan, and may be provided with a full copy of the Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the Nasdaq National Market.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Insider known to the Company that no other reports were required during the fiscal year ended July 31, 2001, the Company believes that except for one Form 4 to report a grant of options that was filed late by Messrs. Blake and Genovese, and one Form 4 to report a gift of stock that was filed late by Mr. Aydin, all Insiders filed all required reports on a timely basis.

                              CERTAIN TRANSACTIONS

        During the three years ended July 31, 2001, the Company utilized the services of Advanced Construction Solutions, Inc. (ACS), an Orange County based real estate developer and general contractor to (a) locate a suitable facility for the Company to utilize as its corporate headquarters for approximately 18 months, (b) act as a general contractor to complete a build-out of necessary tenant improvements for the temporary facility, and (c) locate, and then negotiate the purchase of, and commence development of, a parcel of land in Irvine, California for the Company's long-term corporate headquarters. ACS is owned 50% by a brother of Frank Alaghband, an Executive Vice President and Director of the Company. During the year ended July 31, 1999, the Company executed an 18 month lease with an unrelated landlord, calling for approximately $1,050,000 in lease payments, and the Company purchased an 8 acre site from an unrelated landowner for approximately $7.3 million. ACS received approximately $357,000 directly from the Company for the tenant improvement build-out (of approximately 60,000 square feet), $40,200 directly from the Company for services in planning and developing the Irvine facility, and approximately $142,000 in commissions paid by the temporary facility landlord and the land owner upon the completion of the transactions described. The Company has expended approximately $7.7 million for construction costs through July 31, 2001. A majority of the construction costs were paid to ACS. No value from the above transactions accrued to the personal benefit of Mr. Alaghband or any of the other executive officers. The Company engaged in a competitive bidding process prior to entering into the construction contract with ACS, and the Company believes that the amounts it paid ACS were no more than would have been paid to an unrelated third party.

                                  PROPOSAL TWO

                         INDEPENDENT PUBLIC ACCOUNTANTS

        For the 2001 fiscal year, KPMG LLP provided audit services which included an audit of the Company's annual financial statements, and assistance and consultation in connection with the Company's filings with the Commission. Audit services were provided with the approval of the Board of Directors which considered, among other factors, the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors.

        Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company for the fiscal year ending July 31, 2002. Their selection is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. If a majority of the shares represented do not ratify this selection, the Board of Directors will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

Following are the fees paid by the Company to KPMG LLP for the fiscal year ended July 31, 2001:

AUDIT FEES. Fees of $131,000 were billed for professional services rendered to the Company and its subsidiaries for the audit of the Company's financial statements for fiscal 2001 and review of the financial statements included in the Company's Forms 10-Q for fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No services were rendered by KMPG LLP to the Company or its subsidiaries in connection with financial information systems design and implementation, and as a result no fees were billed with respect to such matters.

ALL OTHER FEES. Fees of $204,000 were billed for other services rendered by KPMG LLP to the Company and its subsidiaries, services related to acquisitions, and services related to public securities offerings.

The Audit Committee considered the provision of the services listed above by KPMG LLP and determined that the provision of such services was compatible with maintaining the independence of KPMG LLP.

There are no affiliations between the Company and KPMG LLP, its partners, associates or employees, other than as pertain to the engagement of KPMG LLP as independent auditors for the Company in the previous year. A representative of KPMG LLP will, if any shareholder requests in advance of the Annual Meeting, be present at the Meeting and he or she will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JULY 31, 2002.

                                  ANNUAL REPORT

        The Company's 2001 Annual Report, containing consolidated balance sheets as of July 31, 2001 and July 31, 2000 and consolidated statements of operations, shareholders' equity and cash flows for each of years in the three years ending July 31, 2001 has previously been provided or accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended July 31, 2001, which the Company has filed with the Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                      OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and ratification of KPMG LLP as the Company's independent auditors. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                          By Order of the Board of Directors

                                                   /s/ ALEX RAZMJOO
                                          --------------------------------------
                                                       Alex Razmjoo
                                             Chairman of the Board and Chief
                                                    Executive Officer
Irvine, California
December 28, 2001

                             PROCOM TECHNOLOGY, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 5, 2002

        The undersigned shareholder of Procom Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 14, 2001, and hereby appoints Alex Razmjoo, Alex Aydin, Nick Shahrestany and Frank Alaghband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Procom Technology, Inc., to be held on February 5, 2002 at 10:00 a.m., local time, at the Company's principal executive offices at 58 Discovery, Irvine, California 92618, and at any adjournment thereof, and to vote all the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below (except as indicated)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

        IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE FOLLOWING LIST:

        Alex Razmjoo             Frank Alaghband                Alex Aydin
      Nick Shahrestany            Dom Genovese                  David Blake
       Kevin Michaels

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2002

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

        And in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment or postponement thereof.

                          (Continued on reverse side)

                          (Continued from other side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF EACH OF THE SEVEN (7) NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, INCLUDING, IF REQUESTED, UTILIZING CUMULATIVE VOTING, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                      Dated: ____________, 200__


                                                      --------------------------
                                                               SIGNATURE


                                                      --------------------------
                                                               SIGNATURE


                                                      (This Proxy should be
                                                      marked, dated and signed
                                                      by the shareholder(s)
                                                      exactly as his or her name
                                                      appears hereon, and
                                                      returned promptly in the
                                                      enclosed envelope. Persons
                                                      signing in a fiduciary
                                                      capacity should so
                                                      indicate. If shares are
                                                      held by joint tenants or
                                                      as community property,
                                                      both should sign.)